UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2007
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 393-1101

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 9, 2007, Harman International Industries, Incorporated (the “Company”) announced that Dinesh Paliwal will be appointed the Company’s President, Chief Executive Officer and Vice Chairman effective July 1, 2007. He will also become a director of the Company at that time. Under a letter agreement dated May 8, 2007 (the “Letter Agreement”), Mr. Paliwal will be eligible to participate in the Company’s Supplemental Executive Retirement Plan (the “Supplemental Plan”) and has entered into a change-in-control severance agreement (the “Severance Agreement”). The material terms of the Letter Agreement, the Supplemental Plan and the Severance Agreement are summarized below. This summary is qualified by reference to the Letter Agreement, Supplemental Plan and the Severance Agreement, copies of which are filed as exhibits to this report.
     Mr. Paliwal, age 49, has served since 2006 as President — Global Markets and Technologies of ABB Ltd., a provider of power equipment, systems and services and since 2004 as Chairman and Chief Executive Officer of ABB North America, an affiliate of ABB Ltd. Mr. Paliwal served since 2001 as a member of the ABB Group Executive Committee and headed the Automation Technologies division of ABB Ltd. from 2002 through 2005. Mr. Paliwal serves as a director of Embarq Corporation, a communications services company.
     Letter Agreement
     Under the Letter Agreement, Mr. Paliwal’s annual base salary will be $1,125,000 and he will be eligible to earn a maximum bonus equal to 200% of his base salary. In fiscal 2008, Mr. Paliwal will be guaranteed a bonus equal to 150% of his base salary. Mr. Paliwal will receive an additional bonus of $1,200,000 within five days of his start date.
     Mr. Paliwal will receive an option to purchase 100,000 shares of the Company’s common stock at a per-share exercise price equal to the fair market value of the Company’s common stock on July 2, 2007. The option will vest 20% annually beginning one year from the date of grant. These options will be granted under the Company’s 2002 Stock Option and Incentive Plan (the “2002 Plan”).
     Mr. Paliwal will also receive awards totaling 64,579 shares of restricted stock and 32,291 restricted share units on his start date. Of the 64,579 shares of restricted stock, 15,000 shares vest on July 1, 2010, 15,000 vest 20% annually beginning July 1, 2008, 5,169 vest on March 1, 2008, 5,418 vest on March 1, 2009 and 23,992 vest on March 1, 2010. The restricted share units vest on March 1, 2008, at which time Mr. Paliwal is entitled to a cash payment equal to the greater of the fair market value of the restricted share units or $3,875,000. Of the restricted stock awards, 15,000 shares will be issued under the 2002 Plan and 49,579 shares will be issued outside of the 2002 Plan.
     Mr. Paliwal will also be permitted to participate in the Company’s employee benefit plans and programs. If Mr. Paliwal’s employment is terminated by the Company without cause or by Mr. Paliwal for good reason, under circumstances in which he is not entitled to payment under the Severance Agreement, he will be entitled to (i) a severance payment equal to twice his annual salary and target bonus, (ii) a prorated bonus, based on actual performance, for the fiscal year in which he is terminated, (iii) any unpaid bonus for the fiscal year preceding the year of termination, (iv) immediate vesting of a prorated number of unvested stock option awards and 48,575 shares of restricted stock granted pursuant to the Letter Agreement for the completed portion of the applicable vesting period, provided that the prorated number of the 48,575 shares of restricted stock will at a minimum be equal to 30,000 shares of restricted stock less any of the 48,575 shares of restricted stock that vested prior to termination of his employment and (v) immediate vesting of the remaining 16,004 shares of restricted stock and 32,291 restricted share units granted pursuant to the Letter Agreement.
     Supplemental Plan
     In accordance with the Letter Agreement, Mr. Paliwal will be eligible to participate in the Company’s Supplemental Plan. The Supplemental Plan provides supplemental retirement, termination and death benefits to certain of the Company’s executive officers and key employees designated by the board of directors. All Supplemental Plan benefits are subject to deductions for Social Security and federal, state and local taxes.
     Retirement Benefit. Retirement benefits are based on the average of the participant’s highest cash compensation (base salary and bonus) during any five consecutive years of employment (“Average Cash Compensation”). However, the Letter Agreement provides that beginning on January 1, 2009, Mr. Paliwal’s Average Cash Compensation will be based on his cash compensation during any three consecutive years of employment if he terminates his own employment for good reason or if his employment is terminated by the Company without cause or due to death or disability. The Letter Agreement provides further that Mr. Paliwal’s annual compensation recognized under his prior employer’s retirement plan for 2003, 2004, 2005 and 2006 will be included in the determination of his Average Cash Compensation.
     Participants retiring at age 65 or older receive an annual retirement benefit equal to either (a) 3 1/3% of Average Cash Compensation per year of service up to a maximum of 50%, or (b) 2% of Average Cash Compensation per year of service up to a maximum of 30%, as designated by the board of directors. Mr. Paliwal has been designated as a participant entitled to receive an annual retirement benefit of up to 50% of Average Cash Compensation. Under the Letter Agreement, Mr. Paliwal will immediately vest at the 50% level and will be fully vested in his retirement benefit at all times. Any retirement benefit payable to Mr. Paliwal or his beneficiary under the Supplemental Plan will be reduced by the amount he is entitled to receive under his prior employer’s retirement plan.
     Unless another form of payment is approved by the administrative committee for the Supplemental Plan, benefits are payable monthly in the form of a life annuity. If the participant dies after benefits have commenced but prior to receiving 10 years of benefits, they are paid to the participant’s beneficiary for the remainder of that period.
     Termination Benefit. A participant who retires or whose employment is terminated prior to age 65 with at least 15 years of service, and who is not otherwise entitled to benefits under the Supplemental Plan, is entitled to an annual termination benefit equal to either (a) 30% of Average Cash Compensation, increased by 4% for each year of service over 15 years, up to a maximum of 50%, or (b) 15% of Average Cash Compensation, increased by 3% for each year of service over 15 years, up to a maximum of 30%, as designated by the board of directors. Mr. Paliwal has been designated as a participant entitled to receive an annual termination benefit of up to 50% of Average Cash Compensation. Under the Letter Agreement, Mr. Paliwal will immediately vest at the 50% level. However, if Mr. Paliwal begins receiving payments under the Supplemental Plan before age 65, his retirement benefit with be actuarially reduced. The termination benefit commences upon the later of termination of the participant’s employment, other than due to death, or the participant reaching age 55. Termination benefits are payable in the same manner as retirement benefits.
     Death Benefit. A pre-retirement death benefit equal to two or three times the highest annual cash compensation achieved by a participant during his or her employment with the Company is paid to the beneficiaries of a participant who dies prior to the commencement of benefits under the Supplemental Plan. Mr. Paliwal has been designated as a participant entitled to receive a death benefit equal to three times his highest annual cash compensation. The benefit is paid to the participant’s designated beneficiary in a single lump sum.
     Severance Agreement
     The Severance Agreement with Mr. Paliwal provides that if, during the six months prior to or within two years following a change in control of the Company, Mr. Paliwal is terminated without cause or under certain circumstances terminates his own employment, or if he terminates his own employment for no reason during the thirteenth month following a change in control of the Company, he is entitled to receive a severance payment equal to three times the sum of his highest annual base salary during any period prior to his termination and his highest incentive pay during the three fiscal years preceding the change in control. The Severance Agreement also provides that the Company will pay Mr. Paliwal an additional amount for excise taxes. The Severance Agreement expires December 31, 2012. Thereafter, unless the Company or Mr. Paliwal has notified the other by the preceding September 30 that the Company or Mr. Paliwal, as appropriate, does not wish the agreement to be extended, the Severance Agreement will be automatically extended on the following January 1 for an additional year.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated May 8, 2007 between the Company and Dinesh Paliwal

10.2	Severance Agreement dated May 8, 2007 between the Company and Dinesh Paliwal

10.3	Form of Nonqualified Stock Option Agreement, related to the Stock Option Award, between the Company and Dinesh Paliwal

Exhibit No.	Description
10.4	Form of Restricted Stock Agreement, related to the Restricted Stock Award, between the Company and Dinesh Paliwal

10.5	Form of Restricted Stock Agreement, related to the Inducement Stock Award, between the Company and Dinesh Paliwal

10.6	Form of Restricted Stock Agreement, related to the Equity Replacement Award, between the Company and Dinesh Paliwal

10.7	Form of Restricted Share Unit Agreement, related to the RSU Replacement Award, between the Company and Dinesh Paliwal

10.8	Harman International Industries, Incorporated Supplemental Executive Retirement Plan, as amended and restated as of October 1, 1999. (filed as Exhibit 10.27 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2000, Commission File No. 001-09764, and hereby incorporated by reference)

10.9	Amendment No. 1 to the Harman International Industries, Incorporated Supplemental Executive Retirement Plan, dated September 24, 2002. (filed as Exhibit 10.5 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, and hereby incorporated by reference)

10.10	Harman International Industries, Incorporated Amended and Restated 2002 Stock Option and Incentive Plan. (filed as Exhibit 10.5 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2006, Commission File No. 001-09764, and hereby incorporated by reference)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Sandra B. Robinson

Sandra B. Robinson
Vice President — Financial Operations and
Chief Accounting Officer
Date: May 9, 2007